Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Ollie’s Bargain Outlet Holdings, Inc.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Philadelphia, Pennsylvania

June 2, 2016